SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 10, 2000
                        (Date of earliest event reported)


                                MYTURN.COM, INC.

-------------------------------------------------------------------------------

               (Exact name of Registrant as specified in charter)


         Delaware                  000-22611                        11-3344575
-------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
of  incorporation)                                                    Number)



 1080 Marina Village Parkway, 3rd Floor, Alameda, California             94501
-------------------------------------------------------------------------------
  (Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (510) 263-4800

Item 5.  Other Information.

         Update of 1999 Financial Statements.

         MyTurn.com, Inc., a Delaware corporation ("MyTurn.com" or the "Company") is updating its audited financial statements for the fiscal year ended December 31, 1999 to address MyTurn.com's requirements for additional financing to support its operations during the 2001 fiscal year and management's plans in that regard. These amendments are reflected in Note 16 to such audited financial statements and are referred to in the related independent accountants' report of PricewaterhouseCoopers LLP.

         The audited financial statements of the Company as at December 31, 1999 and for the two years in the period are set forth on pages F-1 through F-32, starting on the next page.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         Exhibit No.                  Description
         -----------                  -----------

               23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

                        MyTurn.com, Inc and Subsidiaries

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants

(PricewaterhouseCoopers LLP)                                          F - 2

Independent Auditor's Report (Lazar, Levine, & Felix, LLP)            F - 3

Consolidated Balance Sheet                                            F - 4

Consolidated Statements of Operations                                 F - 6

Consolidated Statements of Shareholders Equity                        F - 7

Consolidated Statements of Cash Flows                                 F - 9

Notes to the Financial Statements                                     F - 10

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of MyTurn.com, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, shareholders= equity and of cash flows present fairly, in all material respects, the financial position of MyTurn.com, Inc. and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company=s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 16, subsequent to April 2000, the Company's business plan changed resulting in a substantial increase in operating expenses and net cash used in operations. The Company will continue to incur net operating cash outflows through December 31, 2000 and beyond to accomplish its long term business objectives. The Company has received a commitment from its Chief Executive Officer and Chairman of the Board to meet any funding needs of the Company, as determined by management, through December 31, 2000 to the extent those needs are not covered by any other sources.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers  LLP

Tampa, Florida

March 24, 2000,  except for Note 15 for
which the date is April 4, 2000 and Note
16 for which the date is November 10, 2000

                            LAZAR LEVINE & FELIX LLP

               Certified Public Accountants & Business Consultants

350 Fifth Avenue - Suite 6820                         629 Parsippany Road
New York, NY  10118-0170                              Parsipanny, NJ 07054
(212) 736-1900                                        (973) 428-3200
Fax (212) 629-3219                                    Fax (973) 428-6868

www.lazarcpa.com



                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
MyTurn.com, Inc.
formerly Compu-DAWN, Inc.


We have audited the statements of operations, shareholders' equity and cash flows of Compu-Dawn, Inc., now known as MyTurn.com, for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Compu-Dawn, Inc., now known as MyTurn.com, for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                   /S/ LAZAR LEVINE & FELIX LLP
                                                   ----------------------------
                                                   LAZAR LEVINE & FELIX LLP


New York, New York
February 25, 1999

                        MyTurn.com, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET


                                     ASSETS

                                                                    December 31,
                                                                       1999
                                                                       ----

Current Assets:
   Cash and cash equivalents                                    $     1,454,421

   Interest receivable                                                    8,889

   Prepaid expenses                                                       8,689

   Inventory                                                            222,394

   Other assets                                                           3,307
                                                                      ---------
         Total Current Assets                                         1,697,700


   Fixed assets, net                                                    214,500

   Goodwill, net of accumulated amortization of  $73,630             10,751,200
   Software development costs                                         2,391,338
   Licenses                                                           1,901,984

   Web-site development costs, net of accumulated
      amortization of $24,188                                           609,459
   Security deposits                                                     38,319
                                                                      ---------
         Total Assets                                              $ 17,604,500
                                                                     ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                         $    1,682,582

   Current portion of note payable                                        7,120

   Net liabilities of discontinued operations                           512,197
                                                                     ----------

      Total Current Liabilities                                       2,201,899

    Non-Current Liabilities:
   Note payable, non-current portion                                     15,288

   Other non-current liabilities                                          3,633
                                                                     ----------


        Total Liabilities                                             2,220,820

Commitments and Contingencies (Note 13)

Shareholders' Equity:
   Preferred stock, $.01 par value;
   1,000,000 shares authorized:
      Series A Convertible Preferred                                          -

      Series B Convertible Preferred;
        1,370 shares issued and outstanding                                  14

   Common stock, $.01 par value, 20,000,000 shares authorized,
      7,786,905 shares issued and outstanding                            77,868

   Additional paid-in capital                                        37,265,511

   Accumulated deficit                                              (21,004,206)
   Less: treasury stock, 352,544 shares at cost                        (955,507)
                                                                    ------------

        Total Shareholders' Equity                                   15,383,680
                                                                    ------------

        Total Liabilities and Shareholders' Equity               $   17,604,500
                                                                   =============




          See accompanying notes to consolidated financial statements.

                        MyTurn.com, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                      For the Years Ended
                                                                                           December 31,
                                                                                           ------------

                                                                                       1999               1998
                                                                                       ----               ----
Revenue:
   Interest and other income                                                   $        233,660       $   336,955
                                                                                      ---------         ---------
Costs and Expenses:
   Cost in excess of Internet subscription fees                                         116,812            -
   General and administrative expenses                                                6,951,938            -
   Depreciation and amortization                                                        111,872            -
   Interest expense                                                                     111,033            17,459
   Loss on investment transaction                                                        71,000           296,952
                                                                                      ---------          ---------
         Total Costs and Expenses                                                     7,362,655           314,411
                                                                                      ---------          ---------
Income (Loss) From Continuing Operations                                             (7,128,995)           22,544
                                                                                      ---------          ---------
Discontinued Operations:
   Loss from discontinued operations                                                 (6,792,222)        (2,806,096)
   Gain on sale of discontinued operations                                              537,732              -
                                                                                     ----------         ----------

         Net Loss                                                                  $(13,383,485)      $ (2,783,552)
                                                                                    ============        ===========

Basic Income (Loss) Per Common Share:
   Continuing operations                                                        $         (1.75)      $       .01
   Discontinued operations                                                                (1.67)            ( .96)
   Gain on sale of discontinued operation                                                   .13                -
                                                                                      ----------         ---------
     Basic Loss per Common Share                                                $         (3.29)      $     ( .95)
                                                                                      ==========       ===========

Diluted Income (Loss) Per Common Share:
  Continuing operations                                                         $         (1.75)      $       .01
  Discontinued operations                                                                 (1.67)             (.74)
  Gain on sale of discontinued operations                                                   .13                -
                                                                                       ---------         ---------
    Diluted Loss per Common Share                                               $         (3.29)      $      (.73)
                                                                                      ==========       ===========


Weighted Average Number of Basic Common
Shares Outstanding                                                                     4,074,061         2,937,724
                                                                                      ==========        ==========

Weighted Average Number of  Diluted
Common Shares Outstanding                                                              4,074,061         3,814,259
                                                                                       =========        ==========





          See accompanying notes to consolidated financial statements.

                        MyTurn.com, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                    Other                Total
                               Preferred Stock     Common Stock        Additional  Accumulated  Comprehensive Treasury Shareholders'
                               ---------------     ------------         Paid-in
                                Shares   Amount    Shares    Amount     Capital      Deficit    Income(Loss)   Stock      Equity
                                ------   ------    ------    ------      -----       -------    ------------   -----      ------
Balance at December 31, 1997      -        -     2,838,450   $28,385   8,061,443   $(4,837,169)     -         $(47,085)  $3,205,574
 Exercise of stock options        -        -        24,895       248      68,339       -            -          (47,085)      21,502
 Private offering of shares
  Preferred Series A            3,250       33     327,103     3,271   4,719,842       -            -                     4,723,146
 Exchange of common
  shares for Preferred
  Series B                      1,750       17       -           -       531,525       -            -         (531,542)        -
 Share issued for professional
  fees                            -         -       75,000       750     280,500       -            -                       281,250
 Unrealized loss on investment    -         -        -           -         -                     (150,000)        -        (150,000)
 Net loss                         -         -        -           -         -        (2,783,552)     -             -      (2,783,552)
                                --------  ------  ---------   --------  ---------   ----------    --------       ------   ----------
Balance at December 31, 1998    5,000       50   3,265,448    32,654  13,661,649    (7,620,721)  (150,000)    (625,712)   5,297,920
 Exercise of stock options        -         -      701,847     7,018   1,983,264       -            -         (504,498)   1,485,784
 Grant of stock options for
  consulting services             -         -        -           -       212,800       -            -             -         212,800
 Exercise of warrants             -         -      101,900     1,019     304,681       -            -             -         305,700
 Issue of warrants for
  consulting services             -         -        -           -     1,691,408       -            -             -       1,691,408
 Shares issued for
  professional fees               -         -      797,398     7,974   2,965,598       -            -         174,703     3,148,275
 Sale of stock in private
  placements                      -         -    1,565,000    15,650   2,252,506       -            -             -       2,268,156
 Change in unrealized loss
  on investment                   -         -        -           -         -           -         150,000          -         150,000
 Conversion of Series A
  Preferred Stock              (3,250)     (33)    650,000     6,500      (6,467)      -            -             -            -


                                                F - 7




 Conversion of Series B
  Preferred Stock                (380)      (3)     71,028      710         (707)     -            -              -            -
 Common Shares granted
  for GlobalPC acquisition        -         -      634,284    6,343    2,761,038      -            -              -       2,767,381
 Class B Warrants issued for
  GlobalPC acquisition            -         -        -          -      6,845,040      -            -              -       6,845,040
 Class C Warrants issued for
  GlobalPC acquisition            -         -        -          -      1,378,800      -            -              -       1,378,800
 Warrants issued for
  Geoworks license                -         -        -          -      1,395,900      -            -              -       1,395,900
 Stock bonus to
  officers and directors          -         -        -          -      1,761,550      -            -              -       1,761,550
 Repricing of non-employee
  options                         -         -        -          -         58,451      -            -              -          58,451
 Net loss                         -         -        -          -           -      (13,383,485)    -              -     (13,383,485)
                               ------    -------  --------- -------- ------------ ------------  ----------   ----------- -----------

Balance at December 31, 1999     1,370   $  14    7,786,905 $ 77,868  $37,265,511 $(21,004,206) $  -        $(955,507)  $15,383,680
                               =======   =======  ========= ======== ============  ============ ==========   ========== ============






           See accompanying notes to consolidated financial statements.

                        MyTurn.com, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           For the Years Ended
                                                              December 31,
                                                           -------------------

                                                          1999         1998
                                                          ----         ----
Cash Flows from Operating Activities:
  Net loss                                           $(13,383,485)  $(2,783,552)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
      Loss from discontinued operations                 6,792,222     1,656,096
      Gain on sale of discontinued operations            (537,732)       -
      Write-off of impaired loan                            -         1,150,000
      Common Stock issued for consulting services         590,573        -
      Warrants issued for consulting services           1,691,408        -
      Stock bonus to officers and directors             1,761,550        -
      Repricing of non-employee options                    58,451        -
      Depreciation and amortization                       111,872        -
      Loss on settlement of legal claim                    71,000        -
      Loss on sale of short-term investments               36,818        -
                                                       (2,807,323)      22,544
                                                       ==========     ========

Changes in assets and liabilities net of effects from acquisitions and dispositions:

     Increase in interest receivabl                        (8,889)        -
     Decrease in tax refund receivable                        -         29,868
     Decrease in prepaid expenses and other assets        111,464         -
     Increase in inventory                               (165,394)        -
     Increase in security deposits                        (25,569)        -
     Increase in accounts payable and accrued expenses    192,748         -
     Decrease in other payable                            (18,314)        -
                                                         ---------     -------
                                                           86,046       29,868
                                                         ---------     -------

 Net cash provided by (used in) continuing operations  (2,721,277)      52,412
                                                       -----------      ------

 Net cash used in discontinued operations              (3,312,121)  (1,330,626)
                                                       -----------  -----------

 Net cash used in operating activities                 (6,033,398)  (1,278,214)
                                                       -----------  ----------

Cash Flows from Investing Activities:
 Capital expenditures of discontinued operations         (124,935)  (1,913,517)
 Purchase of marketable securities                         -        (2,000,000)
 Proceeds from sale of marketable securities            1,963,182       -
 Advances to Global PC                                 (1,541,246)      -
 Proceeds from sale of public safety division             500,000       -
 Proceeds from sale of network marketing customer lists   250,000       -
                                                         --------   ---------
 Net cash provided by (used in) investing activities    1,047,001   (3,913,517)
                                                        ---------  -----------

Cash Flows from Financing Activities:
 Net cash used in discontinued operations                 (6,534)     (105,770)
 Proceeds from exercise of stock options and warrants  1,791,484        21,502
 Net proceeds from private placements of common stock  2,177,468     4,723,146
 Loan repayment to former officer                        (50,000)        -
 Net cash provided by financing activities             3,912,418     4,638,878
                                                       ---------    ----------
Net Decrease in Cash and Cash Equivalents:            (1,073,979)     (552,853)

 Cash and Cash Equivalents at Beginning of  Year       2,528,400     3,081,253
 Cash and Cash Equivalents at End of  Year           $ 1,454,421    $2,528,400
                                                     ===========   ===========

          See accompanying notes to consolidated financial statements.

NOTE 1 - DESCRIPTION OF COMPANY AND BUSINESS ACQUISITION

     Coastal Computer Systems, Inc., a New York company, was formed on March 31,1983. On October 18, 1996 Coastal Computer Systems, Inc. was reincorporated in Delaware under the name Compu-DAWN, Inc. On January 20, 2000 Compu-DAWN, Inc. changed its name to MyTurn.com, Inc. (the "Company"). From 1983, until January 1999, the Company was primarily engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems predominantly for public safety and law enforcement agencies.

     On January 8, 1999, the Company's wholly-owned subsidiary, e.TV Commerce, Inc. ("e.TV") acquired certain assets of LocalNet Communications, Inc. ("LocalNet") pursuant to a surrender of collateral to satisfy secured loans made by the Company to LocalNet (see Note 3). From January 8, 1999 through June 1999, the Company, through e.TV, operated in the Internet, e-commerce and telecommunications business, marketing products and services primarily using a person to person sales approach with the services of commissioned sales representatives in a relationship-based referral marketing organization (see
Note 9).

     In May 1999, the Company adopted a plan to dispose of the assets which made up the public safety software division and ceased selling products and services through network marketing activities. In July 1999, the Company sold primarily all of the assets which made up its public safety software division to an unrelated third party (see Note 9).

     From July 1999 through December 1999, the Company derived revenues primarily from Internet subscription fees, while focusing on fund raising efforts and on finalizing the asset purchase transaction with Global PC, Inc.

     On December 22, 1999 the Company acquired substantially all the tangible and intangible assets of Global PC, Inc.("Global PC"). Global PC has developed enhancements to GEOS, a simplified, user friendly, computer operating system owned by Geoworks, Inc. In addition, Global PC has developed a series of software applications. The GEOS operating software is to be embedded in a low cost "easy to use" personal computer (the "GlobalPC Device"), along with the application software developed by Global PC.

     The purchase price consisted of 634,284 shares of Common Stock, warrants to purchase 2,284,400 shares of Common Stock at an exercise price of $2.50 per share, the assumption of certain liabilities, as well as $1,541,246 of cash, previously provided to Global PC in the form of loans. The Company may be required to provide additional contingent consideration in the form of warrants to purchase up to 2,269,284 shares of Common Stock at a price of $2.50 per share if certain milestones for registered users of Internet access service utilizing the Global PC Device are achieved by March 31, 2002 (see Note 8).

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     The acquisition was accounted for as a purchase and the related net assets were included in the financial statements at their estimated fair values at the date of acquisition. The excess of the purchase price over fair value of the net assets acquired and liabilities assumed has been recorded as goodwill and is being amortized over three years. The results of the acquired business have been included in the consolidated financial statements since the December 22, 1999 acquisition date. The aggregate purchase price of $12,600,467, including fees and expenses, was allocated as follows:

         Software development costs                $    2,115,000
         Inventory                                         57,000
         Property, plant and equipment                    113,772
         Goodwill                                      10,824,830
         Liabilities assumed                              (95,662)
         Other liabilities                               (414,473)
                                                        ---------
                                                    $  12,600,467
                                                      ============

     Following are the Company's unaudited pro forma results for 1999 and 1998 assuming the acquisition occurred on January 1, 1998:

                                                       1999              1998
                                                       ----              ----
        Revenues                                 $    344,513       $   342,199
        Net loss                                 $(20,544,289)      $(8,758,980)
        Basic loss per share                     $      (4.36)      $     (2.45)
        Diluted loss per share                   $      (4.36)      $     (1.97)

     The pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies used in the preparation of the accompanying financial statements follows:

(a)  Principles of Consolidation:

     The accompanying financial statements have been prepared on a consolidated basis to include the accounts of the Company and its wholly-owned subsidiaries, GPC Acquisition Corp., Inc., e.TV Commerce, Inc., and e.Tel, Inc. All significant inter-company accounts and transactions have been eliminated.

(b)  Use of Estimates:

     In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, that affect the reported amounts of assets and

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

liabilities and disclosures of contingent assets and liabilities at the date of the financial statement, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)  Financial Instruments:

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents.

     At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and feels the Company's risk is negligible.

     As of December 31,1999, the fair value of cash equivalents, receivables, accounts payable and debt instruments approximate their carrying value.

(d)  Marketable Securities:

     At December 31, 1998, marketable securities have been categorized as available for sale and, as a result, are stated at fair value in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized gains and losses are included in shareholders' equity as other comprehensive income (loss). There were no unrealized gains or losses at December 31, 1999.

(e)  Inventories:

     Inventories consist of computer components and subassemblies and are stated at the lower of cost, as determined using the first-in first-out (FIFO) method, or market.

(f)  Fixed Assets:

     Fixed assets are recorded at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

         Computer equipment                 5 years
         Software                           5 years
         Furniture and fixtures             7 years

     Additions and major renewals are capitalized. Maintenance and repairs are expensed as incurred. Leasehold improvements are amortized over the useful life of the asset or the lease, whichever is shorter.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(g)   Goodwill:

     Cost in excess of fair value of net assets acquired (Goodwill) is being amortized on the straight- line method over three years. If it became probable that the projected future undiscounted cash flows associated with the acquired assets were less than the carrying value of the goodwill, the Company would recognize an impairment loss in accordance with the provisions of Statement of Financial Accounting Standards No.121, Accounting for the Impairment of Long Lived Assets to be Disposed of. "

(h)  Intangibles:

     The Company's intangible assets include software development costs, licenses and certain web- site development costs. Software development costs will be amortized on the units-of-production method based on the number of computer devices manufactured. Amortization calculated under the units-of-production method may be less than, equal to, or greater than depreciation expense calculated under the straight-line method in any period. Licenses are being amortized on the straight-line method over the life of the license agreement of 5 years. Web-site development costs are being amortized on the straight-line method over their estimated useful life of 2 years.

     The Company will review the carrying value of their intangible assets on a quarterly basis to determine if there has been an impairment. Should the review indicate that an intangible asset is not recoverable, the Company's carrying value of that intangible asset will be reduced. No impairment was recognized in 1999.

(i) Software Development Costs:

     The Company reflects costs incurred in establishing the technological feasibility of computer software to be leased or sold, as research and development costs, and expenses such costs in the period incurred. Research and development costs for the years ended December 1999 and 1998 aggregated $ 0 and $ 515,788, respectively, and are included in the loss from discontinued operations (Note 9).

     The Company's policy is to capitalize software development costs after technological feasibility of a product has been established. Capitalization of computer software costs is discontinued when the product is available to be sold or leased.

(j)  Revenue Recognition:

     Through July 1999, the Company generated revenues primarily from the granting of non- exclusive, non-transferable and non-assignable licenses to use software it has developed, through fixed price contracts. Revenues from such fixed price contracts were recognized using the percentage of completion method of accounting. The Company retained title to the software and warrants that it will provide technical support and repair any defects in the software at no charge. The warranty period for each contract was negotiated individually, for periods ranging from 90 days to three years. To date, repair costs have been minimal and therefore the Company has not established a reserve for such

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

warranty costs. Additionally, the Company provided post-contract customer support to licensees of its software. Revenues from such services were recognized ratably over the period of performance. Fees billed and/or received prior to performance of service were reflected as deferred revenue. For the years ended December 31, 1999 and 1998, all such revenues and warranty costs have been included in the loss from discontinued operations (See Note 9). In connection with the July 1999, sale of the company's public safety software business, the obligations associated with contracts to install, service and maintenance of these software systems were assigned to the purchaser.

     Subsequent to July 1999, revenue is being generated solely from monthly Internet subscription fees. The Company collects monthly fees from subscribers and currently remits 50% to a third party Internet service provider ("ISP"). For the year ended December 31, 1999, gross revenues from subscribers totaled $372,291 and costs to the ISP were $489,103.

(k)  Advertising Costs:

     Advertising  costs, are expensed as incurred.  For the years ended December
31,  1999  and  1998,   advertising   costs  aggregated   $21,032  and  $19,449,
respectively.

(l)  Income Taxes:

     The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to net operating loss and tax credit carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid or recovered. A valuation allowance is provided against the future benefit of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

(m) Stock-Based Compensation:

     The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting For Stock Issued to Employees." Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's Common Stock at the date of measurement. The Company discloses certain pro-forma information as if the Company used the fair value method to account for employee stock based compensation. All stock based awards to non-employees are accounted for using the fair value method.

     On March 31, 1999, the FASB issued an Exposure Draft, "Accounting for Certain Transactions Involving Stock Compensation". This Exposure Draft will have an impact on the Company's accounting for certain stock option repricings and acceleration of vestings that occurred during 1999. It is expected that the FASB will issue a final Interpretation on these topics in the second quarter of 2000. The effects of applying the Interpretation will be recognized on a prospective basis upon

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

issuance of the final interpretation.

(n) Earnings (Loss) Per Share:

     Basic net loss per share is computed using the weighted average number of Common Shares outstanding for the period. For 1999, diluted net loss per share is the same as basic net loss per share as the effects of including potentially dilutive securities in the computation is anti-dilutive. Common Stock equivalent shares consist of convertible Preferred Stock, stock options and warrants. For the year ended December 31, 1999, options and warrants to purchase 4,529,148 shares of Common Stock and Preferred Stock convertible into 256,075 shares of Common Stock were excluded from the calculation of earnings per share since inclusion would be anti-dilutive.

(o)  Cash and Cash Equivalents:

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

(p)  Comprehensive Loss:

The components of comprehensive loss were as follows:

                                              1999                     1998
                                              ----                     ----

Net loss                                  $  (13,383,485)         $  (2,783,552)

Unrealized holding losses
on marketable securities                       -                       (150,000)
                                            -------------           ------------
Comprehensive loss                        $ (13,383,485)          $  (2,933,552)
                                           =============           =============

NOTE  3 - LOAN RECEIVABLE

     Through December 1998, the Company loaned an aggregate of $1,900,000 to LocalNet, an unaffiliated Florida corporation in the telecommunications and Internet services marketing business. LocalNet entered into 12%, collateralized promissory notes due in one year, at which time all interest and principal was payable. The notes were collateralized by an interest in all of LocalNet's tangible and intangible assets and a pledge of the Common Stock owned by its Chief Executive Officer and the Chairman of its Board, which represented a 63.1% ownership interest in LocalNet, in the aggregate.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     At December 31, 1998, the Company determined that the fair value of the assets collateralizing the loan was $736,318. Accordingly the loan receivable was written down by $1,150,000 in 1998. On January 8, 1999, LocalNet surrendered the assets representing the collateral underlying this loan. In March 1999, the Company determined that the fair value of the assets received by the Company was $244,000 and accordingly wrote-off the remaining loan balance of $592,318 in 1999 which included additional advances of $100,000 made to LocalNet in 1999 prior to the surrender of assets. The write off of the loan balance in 1999 and 1998 is included in discontinued operations in the respective year.

NOTE 4 -FIXED ASSETS

Fixed assets consist of the following at December 31, 1999:

                                                             1999
                                                             ----

Computer equipment                                        $ 183,962
Furniture and fixtures                                       31,269
Software                                                     11,772
Leasehold improvements                                        1,551
                                                              -----
                                                            228,554
Less:  accumulated depreciation                             (14,054)
                                                            -------
                                                          $ 214,500
                                                          =========

Depreciation expense for the years ended December 31, 1999 and 1998 aggregated $14,054 and $82,674, respectively. Depreciation expense for the year ended December 31, 1998 is included in the loss from discontinued operations (Note 9).

NOTE 5 - NOTE PAYABLE

     In April 1997, the former Chairman of the Board of the Company agreed to extend the Company a $500,000 credit line for a period of two years, collateralized by all the assets of the Company. At December 31, 1998 the balance outstanding on this credit line was $50,000, which was payable in quarterly installments of $25,000 plus interest at 10% per annum. This credit line was paid in full during 1999.

     In January 1999, the Company assumed a LocalNet note payable to a bank as part of the surrender of certain assets by LocalNet (see Note 3). At December 31, 1999, the balance outstanding on this note payable was $22,408 with principal and interest payable monthly at an interest rate of 11.13% per annum.

     For the years ended December 31, 1999 and 1998, the interest expense relating to these loans aggregated $4,760 and $10,208, respectively.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

Annual maturities of the note payable are as follows at December 31, 1999:

         2000     $    7,120
         2001          7,954
         2002          7,334
                  ----------
                  $   22,408
                  ==========

NOTE 6 - CAPITAL STOCK

     The Company's capital stock consists of Common Shares ("Common Stock") with a $.01 par value and Convertible Preferred Shares ("Preferred Stock") with a $.01 par value. Holders of Common Stock have one vote per Common Share and are entitled to receive dividends when, and if declared by the Board of Directors. The Company has not declared or paid dividends to date.

     The Preferred Stock consists of:

     (a) Series A Preferred Stock which are convertible in whole or in part, at the option of the holders thereof, into shares of Common Stock at a conversion price which is determined at the date of conversion as 85% of the average of the five lowest closing bid prices of the Company's Common Stock for the 25 consecutive trading days immediately preceding the date of determination not to exceed $8.025 per share. The number of Common Shares issuable upon conversion is determined by a formula based on the market price at the time of conversion. Holders of Series A Preferred Stock have no voting rights and are not entitled to receive dividends. During 1999, all shares of Series A Preferred Stock were converted into shares of Common Stock.

     (b) Series B Preferred Stock which are convertible in whole or in part, at the option of the holders thereof, into 327,103 shares of Common Stock at a conversion price of $5.35 per Common Share, subject to certain adjustments. Holders of Series B Preferred Stock have no voting rights and are not entitled to receive dividends unless, dividends are declared on the Common Stock. During 1999, 380 shares of Series B Preferred Stock were converted into shares of Common Stock.

     On June 5, 1998, the Company completed a private offering of its securities, whereby it sold to the purchasers the following:

         (a)      3,250 shares of the  Company's  Series A Preferred  Stock;

         (b)      327,103 Common Shares of the Company; and

         (c) warrants to acquire an aggregate of 90,207 Common Shares at an exercise price of $8.025 per share, subject to adjustment under certain circumstances.

     The aggregate purchase price for the foregoing securities was $5,000,000; net proceeds from this private placement aggregated approximately $4,723,000.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

     On September 26, 1998, pursuant to a Securities Exchange Agreement between the Company and the purchasers, the Company issued to the purchasers 1,750 shares of Series B Preferred Stock, par value $.01 per share, in exchange for the 327,103 shares of Common Stock previously issued.

     During 1998, options were exercised to acquire 24,895 shares of Common Stock, for which the Company received $21,502 in cash proceeds and 4,380 shares of Company Common Stock with a fair market value of $47,085.

     In January 1999, holders of 1,575 Series A Preferred Stock and 270 Series B Preferred Stock, converted such shares into 315,000 and 50,467 common shares, respectively.

     In February 1999, the Company issued the following:

          (a) 10,000 shares of Common Stock to a consultant for services rendered in October 1998. The value of these services, $15,000, was accrued at December 31, 1998;

          (b) 117,398 shares of Common Stock to a supplier of inventory to e.TV as an inducement to enter into a contract with the Company. These shares were valued at the market price at the date of issuance, for an aggregate of $606,815; and

          (c) 30,000 shares of Common Stock in connection with a consulting contract. These shares were valued at $168,750, the aggregate market value at the date of issuance.

     In May 1999, the Company issued 62,500 shares of Common Stock to a former officer out of the Company's treasury as consideration for consulting services valued at $312,500. In June 1999, in connection with an amended and restated termination agreement, this former officer received an additional 75,000 shares of Common Stock, valued at $365,625.

     In May and June 1999, options and warrants were exercised to purchase 97,500 and 8,000 shares of Common Stock, respectively for which the Company received $384,000 in cash proceeds.

     In June 1999, holders of 600 Series A Preferred Stock converted such shares into 120,000 shares of Common Stock.

     In July 1999, the Company issued 75,000 shares of Common Stock, valued at $389,063, to an unaffiliated party in consideration of such party's agreement to provide certain support and administrative services to the Company after the acquisition of the e.TV business.

     In July and August 1999, options and warrants were exercised to purchase 9,250 and 18,100 shares of Common Stock, respectively for which the Company received $87,050 in cash proceeds.

     In August 1999, the Company issued 62,500 shares of Common Stock in a private placement for cash proceeds of $96,875.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

     In October 1999, the Company issued the following:

          (a) 10,000 shares of Common Stock to option holders, upon exercise, for which the Company received $10,000 in cash proceeds;

          (b) 50,000 shares of Common Stock, valued at $109,375, to a consultant for services rendered in 1999;

          (c) 25,000 shares of Common Stock, valued at $71,000, as part of a litigation settlement (See Note 14); and

          (d) 740,000 shares of Common Stock for proceeds of $844,345, net of offering costs, in connection with a private placement.

     In November 1999, the Company issued the following:

          (a) 260,200 and 22,400 shares of Common Stock to option and warrant holders, respectively, upon exercise, for which the Company received $626,150 in cash proceeds;

          (b) 15,000 shares of Common Stock valued at $43,125, plus $10,000 in cash, to an entity in consideration for all rights, title, interest, and trademark for "MyTurn" and the domain name "MyTurn.com";

          (c) 675,000 shares of Common Stock and warrants to purchase 337,500 shares of Common Stock, at an exercise price of $3.00 per share, for the investment of $1,100,623 net of offering costs, in connection with a private offering;

          (d) 400,000 shares of Common Stock issued to investment advisers, for investment banking services rendered in 1999, valued at approximately $950,000; and

          (e) 200,000 shares of Common Stock in connection with the development of the web-site, valued at approximately $804,000.

     In December 1999, the Company issued the following:

          (a) 324,897 and 53,400 shares of Common Stock to option and warrant holders, respectively, upon exercise, for which the Company received $684,284 in cash proceeds;

          (b) 32,954 shares of Common Stock, valued at $205,960, to a vendor for extinguishment of $187,237 of debt;

          (c) 87,500 shares of Common Stock issued in a private offering for the investment of $135,625; and

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998


          (d) 634,284 shares of Common Stock in connection with the net assets acquired from Global PC (See Note 1).

     In December 1999, the Board approved a stock bonus of 277,000 shares to be issued out of the Company's treasury stock, valued at $1,761,550.

     In December 1999, holders of 1,075 Series A Preferred Stock converted such shares into 215,000 shares of Common Stock and holders of 110 Series B Preferred Stock converted such shares into 20,561 shares of Common Stock.

NOTE 7 - STOCK OPTIONS

     In October 1996, the Company established a Stock Option Plan under which options to purchase 2,000,000 Common Shares may be granted to eligible persons. Options under this plan expire in ten years and vest over service periods ranging from immediately to ten years. A summary of the activity in the Company's stock option plan, excluding options granted in 1999 in excess of the Plan, is presented below:

                                       Number             Weighted Average
                                         of                Exercise Price
                                       Shares                Per Share

Balance at January 1, 1997             491,950         $        .45
Options granted                        278,311                 4.04
Options exercised                     (410,417)                 .32
Options canceled/forfeited             (55,000)                1.69
-------------------------------------------------------------------
Balance at December 31, 1997           304,844                 3.69
Options granted                        490,100                 5.82
Options exercised                      (24,895)                2.76
Options canceled/forfeited            (265,083)                6.65
-------------------------------------------------------------------
Balance at December 31, 1998           504,966                 4.22
Options granted                      1,059,722                 2.64
Options exercised                     (701,847)                2.12
Options canceled/forfeited                -                      -
------------------------------------------------------------------
Balance at December 31, 1999           862,841         $       2.97
                                       =======         ============

     In 1998, no compensation expense related to the options was recorded since the options were granted at an exercise price equal to or greater than the market value of the Common Stock on the grant date.

     In 1999, certain employee stock options, granted in 1999, were repriced to a price equal to the market price on the day of repricing. Additionally, in 1999, vesting periods related to certain stock

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

options previously granted were accelerated. As a result of a recent FASB Exposure Draft, "Accounting for Certain Transactions Involving Stock Compensation", the Company expects to recognize a significant stock compensation charge, beginning July 1, 2000, in connection with these modifications to the extent the options have not been exercised.

     During 1999, the Company granted 4,058,083 options in excess of the 2,000,000 options grantable under the 1996 Stock Option Plan. The measurement date for these options is January 20, 2000, the date the Shareholders approved an increase in the number of shares available for granting under the Plan to 10,000,000. Accordingly, no compensation expense associated with these options was recognized in 1999. During 1999, 220,700 of these options were exercised and 146,500 were canceled/forfeited (see Note 15).

     A summary of stock options outstanding and exercisable, excluding options granted in excess of the Plan, as of December 31, 1999 follows:


                 Number                Weighted Average             Number
              Outstanding                Remaining             Exercisable at
Exercise    at December 31,             Contractural            December 31,
  Price          1999                   Life (years)                1999
  -----          ----                   ------------                ----


 $2.00           1,666                        7                    1,666

  2.50         669,605                        5                  297,250

  3.00          63,500                        7                   60,168

  3.25          44,770                        4                   44,770

  5.00          83,300                        6                   84,968
                ------                                            ------

               862,841                                           488,822
               =======                                           =======

     In January 1999, the Company granted options to purchase 70,000 shares of Common Stock to a non-employee for consulting services at an exercise price of $3.25, valued at $212,800. These options were subsequently repriced to the market price of $2.50.

     On January 8, 1999, the Company granted options to employees to purchase 989,722 shares of Common Stock, at market, with an exercise price of $3.25, of which 934,555 shares were subsequently repriced to the market price of $2.50.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999 and 1998, respectively: risk-free interest rates of 6.46% and 5.0%; dividend yields of 0% and 1.5%; volatility factors of the expected market price of the Company's Common Stock of 107% and 60%; and a weighted-average expected life of the options of seven years.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

     The Company's pro forma information for the years ended December 31, 1999 and 1998, prepared in accordance with SFAS 123 is provided below. For purposes of pro-forma disclosures, stock-based compensation is amortized to expense on a straight-line basis over the vesting period.

                                      1999                  1998
---------------------------- ----------------------  --------------------------

Net Loss:
 As reported                 $ (13,383,485)          $  (2,783,552)
 Pro forma                   $ (17,147,216)             (3,140,736)
---------------------------- ----------------------  --------------------------

Basic loss per share
 As reported                 $       (3.29)          $       (0.95)
 Pro forma                   $       (4.21)                  (1.07)
---------------------------- ----------------------  --------------------------

NOTE 8 - STOCK WARRANTS:

     In 1998, the Company completed a private offering of its securities, whereby it sold warrants to acquire an aggregate of 90,207 shares of Common Stock at an exercise price of $8.025 per share.

     In June 1999, the Company entered into a consulting agreement, whereby upon execution of the agreement, the Company issued warrants valued at $108,030 to purchase 30,000 Shares of Common Stock at a price of $5.219 per share. The warrants were fully vested in 1999 and will expire May 31, 2002. The holder is entitled to additional warrants to purchase 45,000 Common Shares if it introduces the Company to a source of funding. These warrants will have an exercise price equal to the sale price per share in such funding and will be exercisable for three years from the date of issuance. The Company recorded the expense in 1999.

     In November 1999, the Company issued warrants to purchase 337,500 shares of Common Stock at an exercise price of $3.00 per share in connection with a private offering. These warrants expire on November 5, 2004 and vested on the date of the agreement.

     In November 1999, the Company entered into an investment banking agreement pursuant to which warrants to purchase 60,000 shares of Common Stock at a price of $1.50 per share, valued at $156,840, were issued. These warrants expire on November 12, 2004 and vested on the date of the agreement. The Company recorded the expense in 1999.

     In December 1999, the Company entered into a consulting agreement, whereby the Company issued warrants to purchase 100,000 shares of Common Stock at a price of $6.50 per share, valued at $505,200. These warrants expire on December 14, 2004 and vested on the date of the agreement. The Company recorded the expense in 1999. The Company agreed to issue additional warrants upon reaching certain performance goals.

     In December 1999, the Company entered into a consulting agreement, whereby the Company issued warrants to purchase 75,000 shares of Common Stock at a price of $3.187, valued at $410,400. These warrants

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

expire on December 14, 2004 and vested on the date of the agreement. The Company recorded the expense in 1999.

     In December 1999, the Board authorized warrants to purchase 50,000 Common Shares at a price of $13.62 to be issued on January 24, 2000 for consulting services performed in 1999. These warrants, valued at $510,938, will expire on January 23, 2005 and fully vest on January 24, 2000. The Company recorded the expense in 1999.

     In December 1999, the Company entered into a license agreement, whereby the Company agreed to pay $541,084 in cash and issued warrants to purchase 250,000 shares of Common Stock at a price of $4.50, valued at $1,360,900 in exchange for a license to certain technology to be embedded in the GlobalPC device. These warrants expire on December 21, 2004 and vested on the date of the agreement.

     In connection with the December 1999, Global PC acquisition (Note 1), the Company agreed to issue warrants to purchase Common Stock of the Company as follows:

1. exercisable into 2,269,284 shares of Common Stock at a price of $2.50 per share exercisable from April 1, 2002 through June 30, 2004 contingent upon the Company achieving certain milestones for registered users of Internet access service utilizing the GlobalPC Device by March 31, 2002.

2.        exercisable  into 1,901,400 shares of Common Stock at $2.50 per share.
          The Class B warrants may be exercised through June 30, 2004 as follows: (a) up to 30% of the shares underlying the Class B warrants on and after 90 days from the date of grant and (b) another 23 1/3% of the shares underlying the Class B warrants on and after each of the first, second, and third anniversary of the date of grant.

3. Class C Common Stock purchase warrants exercisable into 383,000 shares of Common Stock at a price of $2.50 per share. The Class C warrants may be exercised at any time one year from the date of grant through June 30, 2004.

     The Class A, B and C warrants become exercisable to purchase all of the shares under warrant upon a change in control event, as defined.

     Notwithstanding the foregoing, the Class A, B and C Warrants are only exercisable to the extent they would not violate the rules of the Nasdaq Stock Market relating to the requirement for stockholder approval for the issuance of securities in certain instances.

     The Class A, B, and C warrants provide for adjustments of the exercise price and the number of shares issuable in the event of future dilution.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

A summary of the status of the Company's stock purchase warrants as of December 31, 1999 is presented below:


                                                   Weighted             Number
                                Number              Average           Exercisable
                             Outstanding           Remaining              at
                             at December          Contractual          December               Weighted Average
     Exercise Price            31, 1999          Life (years)          31, 1999                Exercise Price
     --------------------------------------------------------------------------------------------------------

        $1.50                 60,000                   5              60,000                      $1.50

         2.50              2,284,400                   5                   -                       2.50

         3.00                726,700                   3             624,800                       3.00

         3.19                 75,000                   5              75,000                       3.19

         4.50                250,000                   5             250,000                       4.50

         5.22                 30,000                   3              30,000                       5.22

         6.50                100,000                   5             100,000                       6.50

         8.03                 90,207                   4              90,207                       8.03

        13.62                 50,000                   5                -                         13.62
                              ------                                 ---------

                           3,666,307                                1,230,007
                           =========                                =========


NOTE 9 - DISCONTINUED OPERATIONS

     In May 1999, the Company decided to divest itself of its public safety software business and on July 2, 1999 the Company consummated the sale of this division to Admit Computer Services, Inc. The Company received $500,000 in cash, for a net gain of $287,732, and is entitled to receive software royalty payments for five years ranging from 6.25% to 10% from future sales of products containing the Company's technology or former customers of the Company's public safety software business. To date, royalty payments have been inconsequential.

     On June 29, 1999, the Company discontinued its network referral marketing operations, the e.TV subsidiary. In July 1999, the Company sold its independent representative database and assigned its long distance business to another network marketer of telecommunication products for $250,000 in cash.

     As a result of the events and transactions described above, the financial statements of the Company have been restated to report separately the net assets (liabilities) and operating results of the discontinued businesses. Components of amounts reflected in the statements of operations, balance sheets and cash flow statements are presented in the following table.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998


                                                                                    December 31,
----------------------------------------------------------- ------------------------------------------------------------

Income statement data                                                   1999                           1998
----------------------------------------------------------- -----------------------------  -----------------------------

Revenues                                                             $ 2,774,949                     $ 911,534
----------------------------------------------------------- -----------------------------  -----------------------------

Cost and expenses                                                     (9,567,171)                   (3,717,630)
                                                                     ------------                   -----------
----------------------------------------------------------- -----------------------------  -----------------------------

Loss from discontinued operations before
     income tax expense (benefit)                                   $ (6,792,222)                 $ (2,806,096)
----------------------------------------------------------- -----------------------------  -----------------------------

Income tax expense (benefit)                                              -                              -
                                                                    -------------                 -------------
----------------------------------------------------------- -----------------------------  -----------------------------

Loss from discontinued operations                                   $ (6,792,222)                 $ (2,806,096)
                                                                    ============                  ============
----------------------------------------------------------- -----------------------------  -----------------------------

Balance sheet data                                                                   December 31, 1999

                                                                                       $ (512,197)
                                                                                       ==========
-----------------------------------------------------------
Net liabilities of discontinued operations
----------------------------------------------------------- ----------------------------------------------------------
                                                                                    December 31,
----------------------------------------------------------- ------------------------------------------------------------

Cash flow data                                                          1999                           1998
----------------------------------------------------------- -----------------------------  -----------------------------

Loss from discontinued operations                                   $ (6,792,222)                  $ (2,806,096)
----------------------------------------------------------- -----------------------------  -----------------------------

Gain on sale                                                             537,732                         -
----------------------------------------------------------- -----------------------------  -----------------------------

Stock options granted for consulting services                            212,800                         -
----------------------------------------------------------- -----------------------------  -----------------------------

Common Stock issued for consulting services                            1,919,315                         -
----------------------------------------------------------- -----------------------------  -----------------------------
Change in net assets of discontinued
     operations                                                          810,254                     1,475,470
                                                                         -------                     ---------
----------------------------------------------------------- -----------------------------  -----------------------------

Net cash used in operations                                           (3,312,121)                  (1,330,626)
----------------------------------------------------------- -----------------------------  -----------------------------

Net cash used in investing activities                                   (124,935)                  (1,913,517)
----------------------------------------------------------- -----------------------------  -----------------------------

Net cash used in financing activities                                     (6,534)                    (105,770)
                                                                          ------                     --------
----------------------------------------------------------- -----------------------------  -----------------------------

Net cash used in discontinued operations                            $ (3,443,590)                $ (3,349,913)
                                                                    ============                 ============
----------------------------------------------------------- -----------------------------  -----------------------------
                                        F - 25

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998





NOTE 10 - SUPPLEMENTAL STATEMENTS OF CASH FLOW INFORMATION:


                                                                                    1999             1998
------------------------------------------------------------------------ -------------------  ------------------

Supplemental disclosure of cash flow information:

     Cash paid during year for interest                                              $12,930      $17,459
     Income tax refund received                                                            -       29,868
------------------------------------------------------------------------ -------------------  ------------------

Supplemental schedule of non-cash investing and
financing activities:
   Acquisition of GlobalPC assets in exchange for
     Common Stock and warrants                                                    10,991,221         -
   Liabilities assumed in connection with the acquisition
     of Global PC assets                                                            (510,135)        -
   Purchase of Geoworks license agreement through
     issuance of warrants                                                          1,395,900         -
   Liability in connection with purchase of Geoworks
     license agreement                                                               506,084         -
  Amount capitalized in connection with development of
     the Company's web-site through issuance of Common
     Stock                                                                           580,522         -
  Amount capitalized in connection with purchase of
     web-site domain through issuance of stock                                        43,125         -
  Common Stock issued to investment advisors for
     investment banking services                                                     950,000         -
------------------------------------------------------------------------ -------------------  ------------------

     NOTE 11 - TERMINATION  OF INVESTMENT  TRANSACTION:

     On April 22, 1998, the Company entered into an agreement to acquire an indrect 50% beneficial interest in Press-Loto, a Russian company which has the right to operate the first national on-line lottery in Russia pursuant to a license from the Russian Ministry of Finance to the Union of Journalists of Russia (the "Union"). The agreement provided that, at the closing, 40% of Press-Loto was to be owned by the Union and its charity with a private group holding a minority interest.

     On On September 1, 1998, the Company terminated the aforementioned agreement after conditions to close, were not satisfied. In connection with the termination of the agreement, the Company forgave a loan in the amount of $297,000 in 1998.

Also see Note 14 - Litigation.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 12 -  INCOME TAXES:

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." A reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% for the year ending December 31, 1999 is as follows:

                                              1999
---------------------------------- --------------------

Tax benefit at statutory rate              $(4,550,385)
State tax benefit                             (485,821)
Increase in valuation allowance              5,017,290
Other                                           18,916
                                                ------
  Total                                    $      -
                                           ===========
---------------------------------- --------------------

The Company's deferred tax assets and liabilities relate to the following sources and differences between financial accounting and the tax bases of the Company's assets and liabilities at December 31, 1999:

                                              1999
---------------------------------- --------------------

Current deferred taxes:
  Current deferred tax assets:
    Vacation accrual                       $   26,981
    Accrued settlement costs                  107,622
    Depreciation                                8,787
                                                -----
                                              143,390
    Less valuation allowance                 (143,390)
                                             --------
      Total current deferred tax assets    $     -
                                           ==========
---------------------------------- --------------------

Non-current deferred taxes:
  Non-current deferred tax assets:
    Net operating loss carry forward       $7,204,640
    Research and development credit           152,163
                                              -------

    Less: valuation allowance               7,356,803
      Total noncurrent deferred tax assets (7,356,803)
                                           ----------
                                           $    -
                                           ==========
---------------------------------- --------------------


     The Company has recorded a valuation allowance to state its deferred tax assets at estimated net realizable value due to the uncertainty related to realization of these assets through future taxable income.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998


     At December 31, 1999, the Company has net operating loss carry forwards for 1999 and 1998 for income tax purposes of approximately $12,952,000, which expire beginning in 2011. The Company also has research and development tax credits of $152,163 that expire beginning in 2011. The Company's ability to benefit from the net operating loss carry forwards and general business credit could be limited under certain provisions of the Internal Revenue Code if ownership of the Company changes by more than 50%, as defined.

NOTE  13 - COMMITMENTS AND CONTINGENCIES

     On December 28, 1999, the Company entered into a lease agreement, for executive office space in Florida, which provides for base annual rental payments of approximately $49,000. This lease, which is for a term of five years, has scheduled annual increases of 3% and is renewable. No rent expense associated with this lease was recorded for the year ended December 31, 1999.

     In conjunction with the acquisition of Global PC on December 22, 1999, the Company assumed an existing office lease agreement, for office space in California, which provides for monthly lease payments of $10,000. This lease agreement is on a month-to-month basis.

     In October 1996, the Company entered into a lease, for executive office space in New York, which provides for base annual rental of $85,000. This lease, which is for a term of five years, is being subleased. The present value of the future monthly minimum lease payments has been accrued and charged to the loss on discontinued operations. Rent expense for the years ended December 31, 1999 and 1998, aggregated $86,590 and $78,354, respectively, is included in discontinued operations.

     At December 31, 1999, future minimum rentals for office space are as follows:

              2000                                        $ 49,000
              2001                                          50,470
              2002                                          51,984
              2003                                          53,544
              2004                                          55,150
                                                            ------
                                                         $ 260,148
                                                         =========

     Effective October 1, 1996, the Company entered into a three-year employment agreement with the Chief Executive Officer ("CEO") of the Company. This agreement provided for annual compensation of $250,000 and a performance bonus. On May 11, 1999 the Company and the CEO entered into a termination agreement while simultaneously entering into a consulting agreement. Pursuant to the terms of the consulting agreement, the Company paid the CEO $66,666 in cash and issued him 62,500 Common Shares out of treasury stock. On July 2, 1999, both such agreements were terminated. In connection with the termination of these agreements, the Company paid the CEO $100,000 in cash and issued 75,000 Common Shares to him. Such shares have not been

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

registered under the Securities Act of 1933, as amended, and the Company is under no obligation to register them at any time in the future. The Company is obligated to pay the CEO eighty percent (80%) of the royalty payable by Admit Computer Services, Inc., ("Admit") to the Company. Such royalty is based upon the revenues derived by Admit from the sale or licensing of products and/or assets acquired by Admit from the Company in connection with its purchase of the public safety business (See Note 9 ).

     Effective October 1, 1996, the Company entered into a three-year employment agreement with its President and Chief Operating Officer. This agreement provided for annual compensation of $125,000 and a signing bonus of $15,000. On March 17, 1998 the Company and this officer entered into an agreement terminating his employment agreement. Under the termination agreement, the officer received severance pay of approximately $216,000.

     In January 1997, the Company entered into a three-year Employment Agreement with an employee to serve as the Company's Chief Technology Officer ("CTO"). The agreement provided for an annual base salary of $200,000, $225,000 and $250,000 in the first, second and third years, respectively. On July 31, 1999, the CTO and the Company entered into a Termination Agreement. Pursuant to the terms of the Termination Agreement, the Company paid the CTO $107,500 in cash and granted stock options to purchase 50,000 Common Shares. The former CTO resigned as Class III Director of the Company on April 4, 2000.

     As of December 31, 1999, the Company maintained employment agreements with four officers of the Company. The employment agreements contain provisions requiring each of the officers to receive full salary for the unexpired term of such agreement, in the event of termination for any reason other then death, disability or cause. The maximum payments under these agreements in such event is approximately $1,593,000. The employment agreements also provide for severance benefits as well as disability and death benefits. Two of the employment agreements provide for a bonus up to 50% of base annual compensation each year if certain performance thresholds are met. One of the employment agreements provides for the future granting of five year stock options to purchase 33,250 common shares each year at market price for each one year period that the officer's salary remains at a reduced rate.

     In December 1999, the Company purchased exclusive rights to the GEOS license, from Geoworks Corporation for $541,084 in cash and 250,000 warrants to purchase Common Stock at $2.50 per share, valued at $1,360,900. GEOS is a simplified, user friendly, low cost computer operating system owned by Geoworks, Inc. Pursuant to the conditions of the licensing agreement, the Company is obligated to pay royalties on a per unit basis over the term of the licensing agreement which expires December 31, 2004.

     Future  minimum  royalty  payments   required  to  maintain  the  right  of
exclusivity under the licensing agreement, at December 31, 1999, are as follows:

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

            2000                                         $     75,000
            2001                                            1,275,000
            2002                                            1,200,000
            2003                                            2,250,000
            2004                                            3,000,000
                                                            ---------
                                                           $7,800,000
                                                           ==========

     In connection with the 1999 Private Placement of Common Stock and warrants, the Company committed to file a Registration Statement for the shares issued in this offering with an effective date for the Registration Statement no later than February 1, 2000. As the Company has not yet undertaken to file a Registration Statement for these shares, the Company is subject to pay a penalty of approximately $95,000 per month until this requirement is met.

    NOTE 14 - LITIGATION:

     In July 1999, the Company was notified of a claim for amounts allegedly owed to a third party manufacturer of products previously sold by its discontinued subsidiary, e.TV. The Company disputes this claim. If an action is ultimately brought against the Company, the Company believes it has meritorious defenses and will vigorously defend itself against such an action. The Company has accrued for potential settlement costs estimated to be sufficient to cover the resolution of this claim.

     The Company is a party to an indemnification agreement dated January 8, 1999 (the "Indemnification Agreement") with the Company's President. Pursuant to the Indemnification Agreement, the Company agreed to indemnify this officer up to $170,000 for any liability incurred by him out of an action brought against him and LocalNet. During 1999, the Company paid $21,000 in legal fees pursuant to this Indemnification Agreement. At December 31, 1999, the Company has accrued a liability in the discontinued business caption for $149,000. On January 4, 2000, the Company paid $232,000 on the officer's behalf in settlement of this legal action. In connection with the January 4, 2000 payment in excess of the cap, the officer signed a note payable to the Company for $83,000, bearing interest at 10% per annum with interest and principal payable in one balloon payment due on February 3, 2002.

     On October 27, 1999, the Company settled litigation associated with the failed Press-Loto investment transaction (Note 11). As part of the settlement agreement, the Company issued 25,000 Common Shares, valued at $71,000, and forgave a $297,000 loan to Rugby National Corp., an unrelated third party, which the Company had written off in 1998. Both charges are reported in continuing operations.

                       MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

NOTE 15 - SUBSEQUENT EVENTS

     During 1999, the Company granted options to purchase 4,058,083 Common Shares in excess of the 2,000,000 Common Shares authorized for issuance upon the exercise of options grantable under the Company's 1996 Stock Option Plan. These options, 68,000 of which were granted to non- employee consultants, had exercise prices ranging from $1.00 per share to $6.38 per share. Options to purchase 3,508,083 Common Shares were granted at the then market price, and the remainder were non-qualified options granted at below market price. Substantially all of these options vested on April 4, 2000.

     On January 1, 2000, the Company granted options to purchase 2,072,500 Common Shares at an exercise price of $2.50 per share, to certain employees who were retained in connection with the acquisition of assets of Global PC which closed on December 22, 1999. These options were also for shares in excess of the 2,000,000 shares originally authorized for issuance under the Company's 1996 Stock Option Plan. These employees were former employees of Global PC who the Company determined were integral to the Company's development, enhancement and sale of the Global PC and related products and services. These options vest in one-third increments in July 2000, January 2001 and January 2002.

     On January 20, 2000, the shareholders approved an amendment to the 1996 Stock Option Plan which increased the number of options available to be granted to 10,000,000. In accordance with generally accepted accounting principles, the Company is required to recognize a non-cash compensation charge measured by the difference between the exercise price of the options granted to purchase such excess 6,133,583 Common Shares, and the then market price of the Company's Common Shares on January 20, 2000. As a result, the Company will recognize a non-cash stock compensation charge commencing in the first quarter of 2000 and extending over the vesting period of those options of approximately $85,000,000. This non-cash earnings charge will not impact the Company's cash flows or net stockholders' equity.

     On January 21, 2000, the Company issued warrants to purchase 1,000,000 Common Shares to a Director who subsequently became the Company's Interim Chief Executive Officer and Chairman of the Board. The Warrants to purchase 500,000 Common Shares vested immediately and the warrants for the remaining 500,000 Common Shares were vested on April 4, 2000. Of these warrants, 500,000 were issued below market with an exercise price of $5.00 per share and 500,000 were issued below market at various prices ranging from $5.00 to $15.00. The Company will recognize a stock compensation charge in the first and second quarters of 2000 related to the warrants which vested on January 21, 2000 and April 4, 2000 of approximately $5,300,000 and $4,600,000, respectively. On April 4, 2000, the Company issued warrants to purchase 500,000 Common Shares at market with an exercise price of $20.25 per share to this Director at the time he became the Company's Interim Chief Executive Officer and Chairman of the Board. The 500,000 warrants issued on April 4, 2000, which vested immediately, were granted in connection with the individual's personal commitment to provide the Company up to $6,000,000, to support ongoing capital requirements of the Company, if necessary, and his

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998

posting of $3,500,000 as security for the Company's line of credit with a manufacturer. All 1,500,000 warrants described above are exercisable for a period expiring 5 years from the date of issuance.

     In the opinion of the Company's management, the funding committed to by the Interim Chief Executive Officer and Chairman of the Board, and the funds that would be generated from the exercise of options which certain members of management have committed to, will be sufficient to meet the Company's working capital needs, and allow it to meet its obligations on a timely basis, for the next 12 months.

NOTE 16 - SUBSEQUENT EVENTS - LIQUIDITY

     As discussed in Note 15, on April 4, 2000, based on the Company's then existing business plan, the Chief Executive Officer and Chairman of the Board made a financial commitment to fund the Company's working capital deficits of up to $500,000 per month for the 12 months beginning April 2000. Subsequent to that commitment, the Company's business plan changed, resulting in a substantial increase in operating expenses and net cash used in operations. During the nine months ended September 30, 2000, the Company has incurred a net loss of approximately $128.36 million and has used cash of approximately $17.89 million in operations. Additionally, the Company has determined that it will continue to incur net operating cash outflows through December 31, 2000 and beyond in order to achieve its currently contemplated business objective of rolling out its GlobalPC product on a national and international basis. Through September 30, 2000 the Chief Executive Officer and Chairman of the Board provided the Company $12.86 million pursuant to, and exceeding, his initial $6 million financial commitment. He has committed to provide funding to the Company through December 31, 2000 to meet the Company's requirements, as determined by management, to the extent funding is not available from any other source.

     The Company is in the process of exploring additional third party financing opportunities, however, the Company cannot assure that it will obtain such financing either before or after December 31, 2000. If the Company is unable to obtain the financing it is seeking, it may not be able to achieve its currently contemplated business objectives, or the timing in reaching those objectives may be delayed.

                        MyTurn.com, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 1999 and 1998


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MYTURN.COM, INC.

Dated: November 13, 2000                     By: /s/ Steven Burleson
                                                -----------------------------
                                                Steven Burleson, Chief Financial
                                                Officer and Chief Operating
                                                Officer